Exhibit 10.2

SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) executed as of June 12, 2003, by and among Arch Wireless Holdings, Inc., a Delaware corporation (the “Company”), Arch Wireless Communications, Inc., a Delaware corporation (“Arch”), Arch Wireless, Inc., a Delaware corporation (the “Parent”), and the direct and indirect subsidiaries of the Parent listed on Schedule I hereto (such subsidiaries, the “Subsidiary Guarantors,” and together with Arch and the Parent, herein the “Guarantors”) and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS

        WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered that certain Indenture, dated as of May 29, 2002, as amended by the Supplemental Indenture dated as of August 14, 2002 and as further amended by the Supplemental Indenture dated March 6, 2003 (the “Indenture”), with respect to the Company’s 10% Senior Subordinated Secured Notes Due 2007 (the “Notes”);

        WHEREAS, Section 8.02 of the Indenture provides that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Majority Noteholders, may, under certain circumstances, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating or waiving (subject to Section 4.03 of the Indenture) any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture;

        WHEREAS, the Company desires to amend a certain section of the Indenture to revise or supplement the text of certain terms of the Indenture, and in connection therewith, the Company has been soliciting written consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Supplemental Indenture), and the Company has now obtained such written consents from the Holders of a majority in the aggregate principal amount of the outstanding Notes; accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 8.02 of the Indenture; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture, effectively amending and supplementing the Indenture as set forth herein, have been duly taken;

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

        Upon execution of this Supplemental Indenture by the Company and the parties hereto, then automatically (without further act by any person) with respect to all outstanding Notes, the Indenture is hereby amended in the following respects:

1.1 Section 10.09 (b) shall hereby be amended by adding after the last sentence thereof, the following:

        “Notwithstanding anything set forth in this Section 10.09, the Parent shall be allowed to consummate a merger with Arch 382 Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent (“Arch 382”), pursuant to that certain Agreement and Plan of Merger between the Parent and Arch 382 dated May 6, 2003.”

ARTICLE TWO

        2.1 All terms used in this Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

        2.2 All of the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders.

        2.3 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        2.4 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        2.5 Nothing in this Supplemental Indenture, express or implied, shall give any person, other that the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Supplemental Indenture.

        2.6 The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, except with respect to the execution hereof by the Trustee, or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above.

Arch Wireless, Inc.
Arch Wireless Holdings, Inc.
Arch Wireless Communications, Inc.
MobileMedia Communications, Inc.
Arch Wireless Operating Company, Inc.
Arch Wireless License Co., LLC
Paging Network International, Inc.
Paging Network Canadian Holdings, Inc.

As to each of the foregoing: By: /S/ GERALD J. CIMMINO —————————————— Name: Gerald J. Cimmino Title: Treasurer

The Bank of New York, as Indenture Trustee Collateral Agent By: /S/ KISHA A. HOLDER —————————————— Name: Kisha A. Holder Title:Assistant Vice President

Schedule I

Arch Wireless, Inc.
Arch Wireless Communications, Inc.
MobileMedia Communications, Inc.
Arch Wireless Operating Company, Inc.
Arch Wireless License Co., LLC
Paging Network International, Inc.
Paging Network Canadian Holdings, Inc.
Arch 382 Corporation